Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly Financial Results and Increases Quarterly Distribution by 32.7% to $0.73 Per Unit

TULSA, OKLAHOMA, July 31, 2017 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported financial results for the quarter ended June 30, 2017 (the "2017 Quarter") and, as previously announced, the Board of Directors of its general partner (the "Board") approved a distribution to unitholders of $0.73 per unit (an annualized rate of $2.92 per unit) for the 2017 Quarter.  The announced distribution is payable on August  18, 2017 to AHGP's unitholders of record as of the close of trading on August  11, 2017 and is an increase of 32.7% compared to the distribution of $0.55 declared for the quarters ended June  30, 2016 (the "2016 Quarter") and March 31, 2017.

The declared distribution reflects the previously announced agreement between AHGP and Alliance Resource Partners, L.P. (NASDAQ: ARLP) pursuant to which AHGP's incentive distribution rights in ARLP have been eliminated and its approximate one percent general partner interest in ARLP has been converted into a non-economic interest in exchange for the issuance to AHGP of 56.1 million ARLP common units.  (See ARLP and AHGP Press Release dated July 28, 2017.)

AHGP's principal sources of cash flow are its ownership interests in ARLP.  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which previously announced a quarterly distribution for the 2017 Quarter of $0.50 per unit, or $2.00 per unit on an annualized basis, payable on August  14, 2017 to all unitholders of record as of the close of trading on August 7, 2017.  (See ARLP Press Release dated July 28, 2017.)    Based on ARLP's current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $44.3 million, or $177.2 million on an annualized basis. AHGP's primary cash requirements are for working capital, distributions to its unitholders and, for the 2017 full year, an estimated $2.0 million in general and administrative expenses.

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  The consolidated net income of AHGP includes earnings and losses attributable to both AHGP and noncontrolling interests.

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A joint conference call regarding AHGP and ARLP’s 2017 Quarter financial results is scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (888)  317-6016 and request to be connected to the Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P earnings conference call.  International callers should dial (412)  317-6016; Canada callers should dial (855) 669-9657 and request to be connected to the same call.  Investors may also listen to the call via the "investor information" section of ARLP's website at http://www.arlp.com or AHGP's website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial US Toll Free (877)  344-7529; International Toll (412) 317-0088; Canada Toll Free (855) 669-9658 and request to be connected to replay access code 10110611.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control ARLP's managing general partner through which it holds a non-economic general partner interest and an approximate one percent general partner interest in ARLP's operating subsidiary, Alliance Resource Operating Partners L.P.  In addition, AHGP owns 87,188,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership's ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership's operating results and cash flows; risks associated with the expansion of the ARLP Partnership's operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment and the release of greenhouse gases, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing existing contracts upon expiration; changing global economic conditions or in industries in which the ARLP Partnership's customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; continuation or worsening of depressed oil and gas prices adversely affecting the ARLP Partnership’s investments in oil and gas mineral interests; the ARLP Partnership's productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership's ability to maintain satisfactory relations with its

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employees; increases in labor costs, including costs of health insurance and taxes resulting from the Affordable Care Act, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership's surety bonds for mine reclamation as well as workers' compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding post-mine reclamation as well as pension, black lung benefits and other post-retirement benefit liabilities; the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership's coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership's participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies the ARLP Partnership does not control.

Additional information concerning these and other factors can be found in AHGP's public periodic filings with the Securities and Exchange Commission ("SEC"), including AHGP's Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017 and AHGP's  Quarterly Report in Form 10-Q for the quarter ended March 31, 2017, filed on May 8, 2017 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
SALES AND OPERATING REVENUES:
Coal sales	$382,262	$422,469	$821,006	$823,761
Transportation revenues	7,328	5,482	16,924	12,040
Other sales and operating revenues	9,029	11,090	21,694	15,965
Total revenues	398,619	439,041	859,624	851,766

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	238,668	251,947	501,460	515,526
Transportation expenses	7,328	5,482	16,924	12,040
General and administrative	15,324	18,635	31,771	36,188
Depreciation, depletion and amortization	59,020	73,697	124,147	144,304
Total operating expenses	320,340	349,761	674,302	708,058

INCOME FROM OPERATIONS	78,279	89,280	185,322	143,708
Interest expense, net	(10,615)	(7,770)	(18,131)	(15,385)
Interest income	56	4	81	8
Equity in income (loss) of affiliates	2,916	(37)	6,616	(64)
Debt extinguishment loss	(8,148)	—	(8,148)	—
Other income	389	161	1,687	252

INCOME BEFORE INCOME TAXES	62,877	81,638	167,427	128,519

INCOME TAX EXPENSE (BENEFIT)	5	6	(7)	(2)

NET INCOME	62,872	81,632	167,434	128,521

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(20,289)	(36,259)	(69,840)	(52,306)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. ("NET INCOME OF AHGP")	$42,583	$45,373	$97,594	$76,215

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.71	$0.76	$1.63	$1.27

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.55	$0.55	$1.10	$1.51

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING – BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,987	$44,525
Trade receivables	118,801	152,032
Other receivables	241	279
Due from affiliates	33	37
Inventories, net	115,017	61,051
Advance royalties, net	1,207	1,207
Prepaid expenses and other assets	15,644	22,128
Total current assets	294,930	281,259
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,926,175	2,920,988
Less accumulated depreciation, depletion and amortization	(1,400,169)	(1,335,145)
Total property, plant and equipment, net	1,526,006	1,585,843
OTHER ASSETS:
Advance royalties, net	40,737	29,372
Equity investments in affiliates	149,592	138,817
Goodwill	136,399	136,399
Other long-term assets	34,135	25,997
Total other assets	360,863	330,585
TOTAL ASSETS	$2,181,799	$2,197,687

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$69,039	$64,460
Due to affiliates	728	906
Accrued taxes other than income taxes	20,160	18,288
Accrued payroll and related expenses	37,405	41,576
Accrued interest	5,583	316
Workers' compensation and pneumoconiosis benefits	9,731	9,897
Current capital lease obligations	27,855	27,196
Other current liabilities	15,543	14,778
Current maturities, long-term debt, net	75,700	149,874
Total current liabilities	261,744	327,291
LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	385,886	399,446
Pneumoconiosis benefits	63,662	62,822
Accrued pension benefit	40,607	42,070
Workers' compensation	52,416	40,400
Asset retirement obligations	124,970	125,266
Long-term capital lease obligations	71,510	85,540
Other liabilities	17,353	17,203
Total long-term liabilities	756,404	772,747
Total liabilities	1,018,148	1,100,038

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. ("AHGP") Partners' Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	630,516	598,077
Accumulated other comprehensive loss	(16,287)	(16,550)
Total AHGP Partners' Capital	614,229	581,527
Noncontrolling interests	549,422	516,122
Total Partners’ Capital	1,163,651	1,097,649
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,181,799	$2,197,687

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:	$293,332	$210,798

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(67,517)	(48,602)
Increase (decrease) in accounts payable and accrued liabilities	2,411	(10,894)
Proceeds from sale of property, plant and equipment	540	749
Contributions to equity investments in affiliates	(12,587)	(33,185)
Other	1,829	960
Net cash used in investing activities	(75,324)	(90,972)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	75,700	32,100
Payments under securitization facility	(100,000)	(27,700)
Payments on term loan	(50,000)	(56,250)
Borrowings under revolving credit facilities	40,000	140,000
Payments under revolving credit facilities	(295,000)	(75,000)
Borrowings under long-term debt	400,000	—
Payment on long-term debt	(145,000)	—
Proceeds on capital lease transactions	—	33,881
Payments on capital lease obligations	(13,389)	(9,660)
Payment of debt issuance costs	(15,033)	—
Payment for debt extinguishment	(8,148)	—
Contributions to consolidated company from affiliate noncontrolling interest	251	1,300
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,988)	(1,336)
Contribution by limited partner - affiliate	800	—
Distributions paid by consolidated partnership to noncontrolling interests	(39,553)	(50,036)
Distributions paid to Partners	(65,849)	(90,393)
Other	(337)	—
Net cash used in financing activities	(218,546)	(103,094)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(538)	16,732

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,525	38,678

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$43,987	$55,410

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